Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-3 (Registration No. 333-135174) of our report dated March 27, 2009 relating to the consolidated financial statements of Converted Organics Inc., which is incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus, which is part of the Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
April 30, 2009